                                                                      EXHIBIT 11

                         BRISTOL RETAIL SOLUTIONS, INC.
                          Computation of Loss per Share
                                                                               Three Months Ended March 30,
                                                                                   1998              1997
                                                                               ------------      ------------
                                                                               (As Restated)
BASIC LOSS PER SHARE
     Net loss                                                                  $  (497,815)      $  (453,179)
     Accretion related to Series A Convertible Preferred Stock                          --          (241,916)
     Imputed dividends for Series A Convertible Preferred Stock                         --          (227,589)
     Cumulative dividends for Series A Convertible Preferred Stock                      --            (2,333)
                                                                               ------------      ------------
     Net loss applicable to common stockholders                                $  (497,815)      $  (925,017)
                                                                               ============      ============
     Weighted average number of common shares outstanding during
         the period                                                              6,915,519         5,551,654
                                                                               ============      ============
Basic loss to common stockholders per share                                    $     (0.07)      $     (0.17)
                                                                               ============      ============
DILUTED LOSS PER SHARE
     Net loss                                                                  $  (497,815)      $  (453,179)
     Accretion related to Series A Convertible Preferred Stock                          --          (241,916)
     Imputed dividends for Series A Convertible Preferred Stock                         --          (227,589)
     Cumulative dividends for Series A Convertible Preferred Stock                      --            (2,333)
                                                                               ------------      ------------
     Net loss applicable to common stockholders                                $  (497,815)      $  (925,017)
                                                                               ============      ============
     Weighted average number of common shares outstanding during
         the period                                                              6,915,519         5,551,654
     Effect of stock options, warrants and convertible preferred stock treated as common stock equivalents under the
         treasury stock method                                                          --                --
                                                                               ------------      ------------
         Total shares                                                            6,915,519         5,551,654
                                                                               ============      ============
Diluted loss to common stockholders per share                                  $     (0.07)      $     (0.17)
                                                                               ============      ============



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